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                                                                    EXHIBIT 23.3
                              ARTHUR ANDERSEN LLP








              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



/s/ Arthur Andersen LLP


Los Angeles, California,
    April 20, 1998